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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-23849, 33-87988 and 33-87990 of Pacific Crest Capital, Inc. on Forms S-8 of our report dated February 11, 1999, appearing in this Annual Report on Form 10-K of Pacific Crest Capital, Inc.for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

February 23, 1999